Exhibit 10.2

WAIVER  AGREEMENT

WAIVER AGREEMENT (“Agreement”) dated as of January 5, 2005 by and between Atlantic Express Transportation Corp. a New York corporation (“AETC”), Amboy Bus Co., Inc., a New York corporation (“Amboy”), Atlantic Express Coachways, Inc., a New Jersey corporation (“Coachways”), Atlantic Express of L.A., Inc. a California corporation (“AELA”), Atlantic Express of Missouri Inc,. a Missouri corporation (“AE Missouri”), Atlantic Express of New Jersey, Inc.,  a New Jersey corporation (“AENJ”), Atlantic Express of Pennsylvania, Inc.,  a Delaware corporation (“AEP”), Atlantic-Hudson, Inc. a New York corporation (“AH”), Atlantic Paratrans, Inc. a New York corporation (“AP”), Atlantic Paratrans of NYC, Inc. a New York corporation (“APNY”), Atlantic Queens Bus Corp. a New York corporation (“AQ”), Block 7932, Inc. a New York corporation (“Block”), Brookfield Transit Inc., a New York corporation (“Brookfield”), Courtesy Bus Co., Inc., a New York corporation (“Courtesy”), G.V.D. Leasing Co., Inc. a New York corporation (“GVD”), 180 Jamaica Corp. a New York corporation (“Jamaica”), Merit Transportation Corp. a New York corporation (“Merit”), Metro Affiliates, Inc., a New York corporation (“Metro”), Metropolitan Escort Service, Inc. a New York corporation (“Escort”), Midway Leasing Inc. a New York corporation (“Midway”), Staten Island Bus, Inc. a New York corporation (“SI-Bus”), Temporary Transit Service, Inc. a New York corporation (“TTS”), 201 West Sotello Realty, Inc. a California corporation (“Sotello”), Wrightholm Bus Line, Inc. a Vermont corporation (“Wrightholm”), Jersey Business Land Co., Inc., a New Jersey corporation (“JBL”), Atlantic Transit Corp. a New York corporation (“ATC”), Airport Services, Inc. a Massachusetts corporation (“Airport”), Atlantic Express New England, Inc. a Massachusetts corporation (“AE-NE”), Atlantic Express of California, Inc. a California corporation (“AE-CA”), Atlantic Express of Illinois, Inc. an Illinois corporation (“AE-I”), Atlantic Paratrans of Arizona, Inc. an Arizona corporation (“AP-AZ”), Fiore Bus Service, Inc. a Massachusetts corporation (“Fiore”), Groom Transportation, Inc. a Massachusetts corporation (“Groom”), James McCarthy Limo Service, Inc. a Massachusetts corporation (“Limo”), K. Corr, Inc. a New York corporation (“Corr”), McIntire Transportation, Inc. a Massachusetts corporation (“McIntire”), Mountain Transit, Inc. a Vermont corporation (“Mountain”), Jersey Business Land Co., Inc. a New Jersey corporation (JBL”), R. Fiore Bus Service, Inc. a Massachusetts corporation (“FBS”), Raybern Bus Service, Inc. a New York corporation (“RBS”), Raybern Capital Corp. a New York corporation (“RBC”), Raybern Equity Corp. a New York corporation (“REC”), Robert L. McCarthy & Son, Inc. a Massachusetts corporation (“McCarthy”), T-NT Bus Service, Inc., a New York corporation (“TNT”), Transcomm, Inc., a Massachusetts corporation (“Transcomm”) and Winsale, Inc., a New Jersey corporation (“Winsale”, and together with AETC, Coachways, Amboy, AELA, AE Missouri,  AENJ, AEP, AP, APNY, AQ, Block, Brookfield, Courtesy, GVD, Jamaica, Merit,  Metro, Escort, Midway, SI-Bus, TTS, Sotello, Wrightholm, ATC, Airport, AE-NE, AE-CA, AE-I, AP-AZ, Fiore, Groom, Limo, Corr, McIntire, Mountain, JBL, FBS,  RBS, RBC, REC,  McCarthy, TNT, and Transcomm, (each individually a “Borrower” and collectively, “Borrowers”),  Central New York Reorganization Corp. (f/k/a Central New York Coach Sales & Service, Inc.), a New York

corporation (“Central”), Jersey Bus Sales, Inc., a New Jersey corporation (“Jersey” and together with Central, (each individually a “Guarantor” and collectively, “Guarantors”).and Congress Financial Corporation, in its capacity as agent (in such capacity, “Agent”) acting for and on behalf of Lenders

W I T N E S S E T H:

WHEREAS, Borrowers, Guarantors, Agent and Lenders, have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of April 22, 2004, by and among Agent, Borrowers, Guarantors and the financial institutions from time to time parties thereto as lenders (“Lenders”), whether by execution thereof or of an Assignment and Acceptance, as amended by Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated as of June 14, 2004, by and among Borrowers, Guarantors, Agent and Lenders, as amended by Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of September 15, 2004, by and among Borrowers, Guarantors, Agent and Lenders and as amended by Amendment No. 3 to Second Amended and Restated Loan and Security Agreement, dated as of October 14, 2004, by and among Borrowers, Guarantors, Agent and Lenders,(as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the “Financing Agreements”);

WHEREAS, as of the date hereof, Borrowers are in default under the Loan Agreement and Financing Agreements as more particularly described below; and

WHEREAS, the circumstances described herein constitute Events of Default under the Loan Agreement and the other Financing Agreements; and

WHEREAS, Borrowers have requested that Agent and Lenders waive their rights as a result of such Events of Default, which are continuing, that Agent and Lenders provide financial accommodations to Borrowers notwithstanding such Events of Default; and

WHEREAS, Agents and Lender are willing to agree to waive certain of their rights and remedies, to continue to provide certain financial accommodations to Borrowers for the period and on the terms and conditions specified herein, and to waive the Existing Defaults on the terms and conditions specified herein;

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

1.  Interpretation.  All capitalized terms used herein (including the recitals hereto) shall have the respective meanings assigned thereto in the Loan Agreement unless otherwise defined herein.

2. Additional Definitions.  As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement is hereby amended to include, in addition and not in limitation, each of the following definitions:

(a) “Existing Defaults” shall mean the following Events of Default:

(i)                                     Failure of Borrowers to comply with the provisions of Section 9.17 of the Loan Agreement which requires Borrowers to have EBITDA of not less than $23,000,000 at the month ended September 30, 2004 (for the twelve (12) consecutive month period then ended) and at the end of each month thereafter.

(b) “Events of Default” shall include, without limitation, any default of the Borrowers in respect to the terms and conditions of this Agreement.

3. Acknowledgment of Obligations.  Borrowers and Guarantors hereby acknowledge, confirm and agree that as of January 4, 2005, Borrowers are indebted to Agent and Lenders in the principal amount of approximately $29,945,533, including $10,000,000 of Letter of Credit Accommodations.  All such Obligations, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by Borrowers to Agent and Lenders, are owing by Borrowers to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

4. Acknowledgment of Security Interests.  Borrowers hereby acknowledge, confirm and agree that Agent and Lenders have and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Collateral, other than the Noteholder First Priority Real Property Collateral (as such term is defined in the Intercreditor Agreement), heretofore granted to Agent and Lenders pursuant to the Financing Agreements or otherwise granted to or held by Agent and Lenders by Borrowers.

5. Binding Effect of Documents.  Borrowers hereby acknowledge, confirm and agree that: (a) the Loan Agreement and each of the Financing Agreements to which it is a party has been duly executed and delivered to Agent and Lenders by Borrowers, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of Borrowers contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of Borrowers, enforceable against it in accordance with their respective terms, and Borrowers have no valid defense to the enforcement of such Obligations, and (c) Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Agreement, the Financing Agreements and applicable law.

6. Acknowledgment of Default.  Borrowers hereby acknowledge and agree that the Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and entitles Agent and Lenders, so long as any such Event of Default shall be continuing, to exercise their rights and remedies under the Loan Agreement, the Financing Agreements, applicable law or otherwise. Borrowers hereby acknowledge and agree that Agent and Lenders have the presently exercisable right to declare the Obligations to be immediately due and payable under the terms of the Loan Agreement and the Financing Agreements before the effectiveness of this Agreement, and under applicable law without notice to the Borrowers or Guarantors.

7. Additional Covenants.  In addition to, and not in limitation of, the representations and covenants set forth in the Loan Agreement and other Financing Agreements, Borrowers covenant and agree that no later than thirty (30) days from date of this Agreement,  they shall, at their own cost and expense:

(a) Provide Agent and Lenders with financial projections, in respect of the Borrowers, prepared on a monthly basis, in form and substance satisfactory and acceptable to Agent and Lenders, for the period commencing January 1, 2005 and ending December 31, 2005, which projections shall include without limitation, balance sheets, profit and loss statements and cash flow statements,  in addition to such other financial information that Agent and Lenders may request;

(b) Provide Agent and Lenders with a financial and business plan and forecasts of Borrowers for the period commencing January 1, 2005 and ending December 31, 2005, which business and financial plan and forecasts are acceptable and in form and substance satisfactory to Agent and Lenders and which business plan and forecasts have been reviewed by and are acceptable to RAS Management (“RAS”). Borrowers further agree to provide RAS with such financial and other information that RAS may require in order that RAS may evaluate and determine the acceptability of any such business plan and forecasts provided by Borrowers to Agent and Lenders; and

(c) Provide Agent and Lenders with financial projections of EBITDA in respect of Borrowers prepared on a monthly basis, in form and substance satisfactory and acceptable to Agent and Lenders, for the month ended December 31, 2004 and as of the end of each month thereafter through the month ended December 31, 2005.

(d) Deliver to Agent and Lenders, an amendment to Section 9.17 of the Loan Agreement, which amendment shall be in form and substance satisfactory and acceptable to Agent and Lenders, and which amendment shall include, without limitation, the minimum EBITDA requirements in respect to the Borrowers at the end of each calendar month (for the twelve (12) consecutive month period then ended) commencing December 31, 2004.

The breach or failure of the Borrowers to comply with each or all of the terms and conditions of this Section 7 shall constitute an Event of Default under the Loan Agreement and the Financing Agreements.

8. Waivers.  Provided Borrowers are not in default of the terms and conditions of this Agreement as of the date of the effectiveness hereof, Agent and Lenders agree (i) to waive Borrowers Existing Defaults (as herein defined) and (ii) to waive the requirement of Borrowers’ compliance with the terms and conditions of Section 9.17 of the Loan Agreement in respect to the EBITDA requirements, for the months ended September 30, 2004,October 31, 2004 and November 30, 2004, and the Loan Agreement is deemed amended to so provide.

9. Reservation of Rights.

(a) Agent and Lenders have not waived, are not by this Agreement waiving, and have no intention of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether similar to the Existing

Defaults or otherwise), and Agent and Lenders have not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default (other than in respect to the Existing Defaults to the extent expressly set forth herein), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

(b) Agent and Lenders reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Loan Agreement and the other Financing Agreements as a result of any Events of Default (other than with respect to the Existing Defaults) which may be continuing on the date hereof or any Event of Default which may occur after the date hereof, and Agent and Lenders have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

10. Accommodation Fee.  In consideration of the agreement of Agent and Lenders to waive their rights and remedies in respect, without limitation, to the Borrowers’ default under the Loan Agreement and for other good and valuable consideration, Borrowers agree to pay Agent and Lenders an Accommodation Fee (the “Accommodation Fee”) in the amount of $100,000, which Accommodation Fee is fully earned on date hereof, and shall be payable by Borrowers to Agent and Lenders on January 31, 2005.  Such Accommodation Fee may be charged to any account of Borrowers maintained by Agent and Lenders.

11. Borrowers hereby represent, warrant and covenant with and to Agent and Lenders as follows:

(a) Representations in Financing Agreements. Each of the representations and warranties made by or on behalf of Borrowers to Agent and Lenders in the Loan Agreement or any of the Financing Agreements was true and correct when made and in all material respects is, except for the representation and warranty set forth in the Loan Agreement relating to the non-existence of an Event of Default, true and correct on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by Borrower on the date hereof and in this Agreement.

(b) This Agreement, the Loan Agreement and the other Financing Agreements have been duly executed and delivered to the Agent and Lenders by Borrowers and are in full force and effect, as modified hereby.

(c) The execution and delivery and performance of this Agreement by Borrowers will not violate any requirement of law or contractual obligation of Borrowers and will not result in, or require, the creation or imposition of any lien on any of its properties or revenues.

12. Additional Events of Default.  The parties hereto acknowledge, confirm and agree that any inaccuracy in a material respect of any representation by Borrowers, or any failure of Borrowers to comply with the covenants, conditions and agreements, contained in the Loan Agreement, any Financing Agreement, in this Agreement, or in any other agreement, document or instrument at any time executed and/or delivered by Borrowers with, to or in favor of Agent and Lenders shall constitute an Event of Default hereunder, under the Loan Agreement and the other Financing Agreements.

13. Conditions Precedent.  The effectiveness of the terms and provisions of this Agreement shall be subject to the receipt by Agent and Lenders of each of the following, in form and substance satisfactory to Agent and Lenders:

(a) an original of this Agreement, duly authorized, executed and delivered by Borrowers and the Guarantors; and

(b) an original of Amendment No. 4, to the Second Amended and Restated Loan and Security Agreement, dated as of April 22, 2004, by and among Agent, Lenders Borrowers and Guarantors duly authorized, executed and delivered by Borrowers and the Guarantors.

14. Effect of this Agreement.  Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement or Financing Agreements are intended or implied and in all other respects the Loan Agreement and Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Agreement, the Loan Agreement and the other Financing Agreements, the terms of this Agreement shall control.  The Loan Agreement and this Agreement shall be read and construed as one agreement.

15. Costs and Expenses.  Borrowers absolutely and unconditionally agree to pay to the Agent and Lenders, on demand by the Agent and Lenders at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by this Agreement are consummated: all reasonable fees and disbursements of any counsel to Agent and Lenders in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements delivered in connection with the transactions contemplated hereby and expenses which shall at any time be incurred or sustained by the Agent and Lenders.

16. Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

17. Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

18. Severability.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

19. Governing Law:  Except as otherwise expressly provided in the Loan Agreement or any of the Financing Agreements, in all respects, including all matters of construction, validity and performance, this Agreement, the Loan Agreement and the other Financing Agreements and the obligations arising under the Loan Agreement and the Financing Agreements shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof.

20. Mutual Waiver of Jury Trial.  The parties hereto waive all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between Agent, Lenders and Borrowers and Guarantors arising out of, connected with, related or incidental to the relationship established between them in connection with this Agreement, the Loan Agreement or any of the other Financing Agreements or the transactions related thereto.

21. Counterparts.  This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

BORROWERS

Atlantic Express Transportation Corp.
Amboy Bus Co., Inc.
Atlantic Express Coachways, Inc.
Atlantic Express of L.A. Inc.
Atlantic Express of Missouri Inc.
Atlantic Express of New Jersey, Inc.
Atlantic Express of Pennsylvania, Inc.
Atlantic-Hudson, Inc.
Atlantic Paratrans, Inc.
Atlantic Paratrans of NYC, Inc.
Atlantic Queens Bus Corp.
Block 7932, Inc.
Brookfield Transit Inc.
Courtesy Bus Co., Inc.
Jersey Business Land Co., Inc.
G.V.D. Leasing Co., Inc.
180 Jamaica Corp.
Merit Transportation Corp.
Metro Affiliates, Inc.
Metropolitan Escort Service, Inc.
Midway Leasing Inc.
Staten Island Bus, Inc.
Temporary Transit Service, Inc.
201 West Sotello Realty, Inc.
Wrightholm Bus Line, Inc.
Atlantic Transit Corp.
Airport Services, Inc.
Atlantic Express New England, Inc.
Atlantic Express of California, Inc.
Atlantic Express of Illinois, Inc.
Atlantic Paratrans of Arizona, Inc.
Fiore Bus Service, Inc.
Groom Transportation, Inc.
James McCarty Limo Service, Inc.
K. Corr, Inc.
McIntire Transportation, Inc.
Mountain Transit, Inc.
R. Fiore Bus Service, Inc.
Raybern Bus Service, Inc.

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[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

Raybern Capital Corp.
Raybern Equity Corp.
Robert L. McCarthy & Son, Inc.
T-NT Bus Service, Inc.
Transcomm, Inc.
Winsale, Inc.

		By:	/s/ Neil Abitabilo

		Title:	Chief Financial Officer

GUARANTORS

JERSEY BUS SALES, INC.

By:	/s/ Neil Abitabilo

Title:	Chief Financial Officer

CENTRAL NEW YORK REORGANIZATION CORP.

By:	/s/ Neil Abitabilo

Title:	Chief Financial Officer

AGENT

CONGRESS FINANCIAL CORPORATION

By:	/s/ Herb Korn

Title:	Vice President

LENDER

CONGRESS FINANCIAL CORPORATION

By:	/s/ Herb Korn

Title:	Vice President